UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 11, 2013

SILVERSTAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-140299	98-0425627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014	07311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (775) 473-9400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Officers and Director

Effective August 11th, 2013, Mr. Neil Kleinman resigned as Chief Executive Officer and as a Director of our Company, and Mr. Jared Robinson resigned as our Chief Financial Officer. Neither resignation was the result of any disagreement with our Company regarding our operations, policies, practices or otherwise. Mr. Robinson will remain a Director on our board of directors.

Appointment of Directors and Officers.

Effective August 11, 2013 we appointed Mr. Sean Carrick as President, Mr. Joseph Graham as Corporate Secretary, and Mr. Guy Martin as Chief Financial Officer of our Company. Each Mssrs. Carrick, Graham, and Martin was concurrently appointed as a director on our board of directors.

Sean Carrick has more than 20 years of experience in commercialization of new products and young companies. He has gained substantial commercialization experience through work experience with Pfizer Pharmaceuticals, ConMed, and Maquet Medical Systems. From 2001 to 2003, Mr. Carrick served as Regional Sales manager of Surx, a start-up medical device company. From 2004 to 2007, Mr. Carrick served as Southeast Regional Manager of OrthoSoft, a medical software company located in Montreal, Canada. In 2007, Mr. Carrick joined Alveolus, a medical device company located in Charlotte, North Carolina, as Key Account Manager. From 2007 to 2010, Mr. Carrick served as Director of Sales, Florida of ConMed/Linvatec, a medical device and software company located in Largo, Florida. From 2010 to 2012, Mr. Carrick served as Regional Sales Director, Southern US of Maquet Medical, a medical device and software company located in Wayne, New Jersey. Mr. Carrick currently consults with medical software and alternative medicine companies. Mr. Carrick earned a Bachelor’s Degree in Economics with a minor in Business Administration from Duquesne University, Pittsburgh, Pennsylvania.

Guy Martin has over 30 years of corporate operational and financial experience, while having served some 25 years in C-Suite executive capacities for a number of domestic and international companies. From 2000 to 2005, Mr. Martin served as COO/CFO of Belimed, a medical/pharmaceutical equipment manufacturer/distributor located in Miami, Florida. From 2005 to 2008, Mr. Martin served as a Principal/Contractor of Backyard Dreams LLC, a residential remodeling company in Davie, Florida. From 2008 to 2010, Mr. Martin served as Corporate Director of Strategy and Project Management of Intcomex, an information technology product distributor to Latin America located in Miami, Florida. Mr. Martin then served as COO of Chukka Caribbean Adventures, an adventure tour operator headquartered in Montego Bay, Jamaica, from 2010 to 2011. In 2011, Mr. Martin formed Blue Moon Advisors, an operations, financial planning and management consulting firm to start-ups, mining and tourism companies and currently serves as Principal/Consultant. Mr. Martin currently holds the positions of CEO at Coyote Resources Inc. (COYR) and Tungsten Corp. (TUNG), both publicly traded junior precious metals exploration and development companies. Mr. Martin earned a Bachelor of Science degree in Electrical Engineering from New Jersey Institute of Technology, Newark, New Jersey.

Joseph Graham is an attorney at law admitted to the Bar in the States of New York and New Jersey. Mr. Graham has a diverse skill set through his various jobs in the legal field. In 2008 Mr. Graham worked in the U.S. EPA Office of Enforcement and Compliance Assurance, Air Enforcement Division. In 2009 he worked with the Community Health Law Project, a project that prosecuted civil rights cases on behalf of the handicapped and indigent. In 2010 Mr. Graham worked for the Honorable Michael J. Yavinsky in the New York Criminal Court System where he reviewed party motion submissions, researched legal issues for pending motion hearings and decisions, and helped create a sentencing chart as a reference for all New York City Criminal Court Judges. In 2011 to 2012, Mr. Graham worked with Fred Alger Management where he received his training on SEC law and worked with general counsel of the mutual fund complex and was responsible for various regulatory filings with the SEC, reviewed all agreements, acted as a liaison with sales and marketing departments regarding their responsibilities under securities law, and provided guidance to portfolio managers and analysts regarding investment restrictions. Mr. Graham currently practices with the Community Health Law Project, advising and representing clients on a range of Family, Consumer, and Housing Law matters. Mr. Graham graduated from Pace University School of Law in 2010 and received his Bachelor of Arts from Montclair State University and was a magna cum laude in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Sean Carrick
Sean Carrick
President and Director

Date: August 14, 2013